Exhibit 99

Contacts:	George E. McHenry	(512) 777-3800
	Russell Allen	(512) 777-3800

Hanger Announces Preliminary Results for Fiscal Year 2013

AUSTIN, TEXAS — January 30, 2014.  Hanger, Inc. (NYSE: HGR) today announced that it anticipates adjusted diluted earnings per share for fiscal year 2013 to be between $1.94 and $1.96, which is below the previous guidance range of $2.08 to $2.11 for adjusted earnings per diluted share provided by the Company on October 29, 2013. On a reported basis, the Company expects earnings per diluted share to be between $1.79 and $1.81. Adjusted earnings per diluted share excludes certain tax benefits, costs of the debt refinance, costs related to acquisitions and costs related to the implementation of the Company’s new clinic management system will add approximately $0.15 to earnings per diluted share.

The lower than anticipated earnings in the fourth quarter of 2013 were principally the result of operational issues isolated to a small non-clinic unit within the Patient Care segment.  The impact of the unit’s operational issues was identified during the quarter end close process through the annual physical inventory valuation and analysis of changes in collection trends. These preliminary results are subject to the Company’s final year end close and audit and therefore subject to change.

“We are clearly disappointed that operating problems at this unit impacted our fourth quarter results,” commented Vinit Asar, President and Chief Executive Officer of Hanger. “Despite this unfortunate setback we still anticipate delivering adjusted EPS growth of at least 8% for 2013. We remain confident in our core business and expect to deliver adjusted EPS growth of approximately 10% in 2014.”

Additional details on the fourth quarter and full fiscal year 2013 results and 2014 guidance will be provided in the Company’s fourth quarter 2013 earnings release to be issued on February 12th, and earnings call to be held on February 13th. The earnings call is scheduled to begin at 9:00 a.m., ET, on Thursday, February 13, 2014. Those wishing to participate should call 1-877-662-6095. A replay will be available until Friday, February 21, 2014, by dialing 1-855-859-2056 and referencing Conference ID # 36619714.

About Hanger, Inc. — Built on the legacy of James Edward Hanger, the first amputee of the American Civil War, Hanger, Inc. (NYSE: HGR) delivers orthotic and prosthetic (O&P) patient care, and distributes O&P products and rehabilitative solutions to the broader market.  Hanger’s Patient Care segment is the largest owner and operator of O&P patient care clinics with in excess of 740 locations nationwide.  Through its Products & Services segment, Hanger distributes branded and private label O&P devices, products and components, and provides rehabilitative solutions.  Steeped in over 150 years of clinical excellence and innovation, Hanger’s vision is to be the partner of choice for products and services that enhance human physical capability.  For more information on Hanger, visit www.hanger.com and follow us at www.Facebook.com/HangerNews, www.Twitter.com/HangerNews, and www.YouTube.com/HangerNews.

This document contains forward-looking statements relating to the Company’s results of operations.  The United States Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for certain forward-looking statements.  Statements relating to future results of operations in this document reflect the current views of management.  However, various risks, uncertainties and contingencies could cause actual results or performance to differ materially from those expressed in, or implied by, these statements, including the Company’s ability to enter into and derive benefits from managed care contracts, the demand for the Company’s orthotic and prosthetic services and products, the impact of reviews, audits and investigations conducted from time to time by governmental agencies, and the other factors identified in Item 1A, “Risk Factors” in the Company’s periodic reports on Form 10-K and Form 10-Q filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934.  The Company disclaims any intent or obligation to update publicly these forward-looking statements, whether as a result of new information, future events or otherwise.